UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 18, 2023
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On December 18, 2023, The Hagerty Group, LLC ("OpCo"), a subsidiary of Hagerty, Inc. (the "Company") entered into the Fifth Amended and Restated Master Alliance Agreement (the "Alliance Agreement") between OpCo, the Company, and Markel Corporation ("Markel"), which amended and restated the Fourth Amended and Restated Master Alliance Agreement, dated December 8, 2021, between the parties as described below. In connection with the amendments to the Alliance Agreement, the Company and Markel also entered into amendments to the Limited Liability Company Agreement of OpCo, as described below, and amended the agency agreement referenced in the Alliance Agreement which moved five (5) points from the Contingent Underwriting Commission ("CUC") to base commission and changed the frequency of payments of CUC to monthly rather than annually. Markel is a significant stockholder of the Company, holding in excess of 5% of the Company's outstanding common stock. Markel has the right to nominate one director to the Company’s Board of Directors.

Fifth Amended and Restated Master Alliance Agreement

The Alliance Agreement was amended to, among other non-material things, (i) include a new definition of "Enthusiast Business", and remove Enthusiast Business from both definitions of "Restricted Business" and "Alliance Business"; (ii) delay the Company's acquisition rights with respect to Essentia Insurance Company until 2026 at the earliest and 2030 at the latest, and; (iii) grant the Company a new waiver to pursue a strategic opportunity with a third party insurance company. The foregoing description of the Alliance Agreement does not purport to be complete and is qualified in its entirety by the full text of the Alliance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sixth Amended and Restated LLC Agreement

The Company executed the Sixth Amended and Restated Limited Liability Company Agreement of The Hagerty Group, LLC on December 18, 2023, with Markel and the other members of OpCo (the "Amended LLC Agreement"). The Amended LLC Agreement, among other non-material changes, removes the definition "Enthusiast Business" from the definition of "Restricted Business" to align with the changes being made to the Alliance Agreement. The foregoing description of the Amended LLC Agreement does not purport to be complete and is qualified in its entirety by the full text of the LLC Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Fifth Amended and Restated Master Alliance Agreement between the Company, The Hagerty Group, LLC, and Markel Corporation, dated December 18, 2023, filed herewith.
10.2	Sixth Amended and Restated Limited Liability Company Agreement of The Hagerty Group, LLC, dated December 18, 2023, filed herewith.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Portions of this Exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the non-redacted Exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: December 22, 2023	Diana M. Chafey
Chief Legal Officer and Corporate Secretary